UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2005

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On August 2, 2005, R. David Alexander, Jr. resigned as President and Chief Operating Officer of Family Dollar Stores, Inc. (the “Company”) and from all other positions held with the Company and the Company’s subsidiaries, effective August 4, 2005.  The details of Mr. Alexander’s resignation are set forth in a written letter agreement dated August 2, 2005, between Mr. Alexander and the Company (the “Letter Agreement”).  The Letter Agreement reaffirms key provisions of Mr. Alexander’s Employment Agreement with the Company dated August 25, 2000 (as amended by an Amendment dated September 2, 2001, as further amended by an Amendment dated September 1, 2002, as further amended by an Amendment dated January 16, 2003, as further amended by an Amendment dated August 31, 2003, as further amended by an Amendment dated August 29, 2004, collectively the “Employment Agreement”), including, among other things, a one year covenant not to engage in competition with the Company for or on behalf of any Competitive Company (as such term is defined in the Employment Agreement).  The Letter Agreement also provides for the payment of Mr. Alexander’s regular salary for the 26 week period directly following his resignation, ending February 3, 2006, provided, however, that if Mr. Alexander accepts or begins other employment in any capacity prior to February 3, 2006, any unpaid balance of such severance as of the date of such new employment shall be (1) eliminated if his monthly base salary and all other monthly remuneration and compensation from the new employment exceeds his monthly base salary in effect on August 4, 2005, or (2) reduced to the amount by which his monthly base salary in effect on August 4, 2005 exceeds his monthly base salary and all other monthly remuneration and compensation from the new employment.  Mr. Alexander will receive no additional termination or severance benefits other than those set forth in the Letter Agreement, the Employment Agreement and those benefits general available to all Company employees under various Company plans.

A copy of the Letter Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference.

Item 1.02   Termination of a Material Definitive Agreement.

The resignation of R. David Alexander, Jr., as described in Item 1.01, terminates the Employment Agreement and all amendments thereto (except for those provisions which expressly survive the termination of the Employment Agreement), effective August 4, 2005.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 1.02.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As described in Item 1.01, on August 2, 2005, R. David Alexander, Jr., the Company’s President and Chief Operating Officer voluntarily resigned, effective August 4, 2005.  Mr. Levine has assumed Mr. Alexander’s role as the Company’s principal operating officer.

The information set forth under Item 1.01 of this current report on Form 8-K is hereby incorporated by reference into this Item 5.02.

Biographical and other information with respect to Mr. Levine required by Item 5.02(c) of Form 8-K is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 29, 2004,

and such information is incorporated by reference herein.

A copy of the news release announcing these management changes is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 7.01   Regulation FD Disclosure.

On August 4, 2005, the Company issued a news release which, among other things (i) reported sales for the four-week period ended July 30, 2005; (ii) revised earnings guidance for the Company’s 2005 fiscal year; (iii) announced the realignment of certain key members of management; and (iv) announced a conference call which was held on August 4, 2005 at 10:00 a.m.

A copy of the news release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits

10          Letter Agreement dated August 2, 2005 by and between Family Dollar Stores, Inc. and R. David Alexander, Jr.

99          News Release dated August 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date:	August 5, 2005	By:	/s/ Janet G. Kelley
Janet G. Kelley
Senior Vice President-General Counsel

Exhibit Index

Exhibit No.	Document Description

10	Letter Agreement dated August 2, 2005 by and between Family Dollar Stores, Inc., and R. David Alexander, Jr.

99	News Release dated August 4, 2005